As filed with the Securities and Exchange Commission on June 23, 1998
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                 Minnesota                                   41-1595629
       (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization)                   Identification No.)

     3905 Annapolis Lane, Suite 105
      Minneapolis, Minnesota  55447                             55447
(Address of Principal Executive Offices)                      (Zip Code)

               ATS MEDICAL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (full title of the plan)


          Manuel A. Villafana                              Copy to:
        Chief Executive Officer                     Timothy S. Hearn, Esq.
           ATS Medical, Inc.                         Dorsey & Whitney LLP
    3905 Annapolis Lane, Suite 105                  220 South Sixth Street
     Minneapolis, Minnesota 55447              Minneapolis, Minnesota 55402-1498
(Name and address of agent for service)

            (612) 553-7736                               (612) 340-7802
(Telephone number, including area code, of agent for service)
                              --------------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                           Proposed            Proposed
Title of each class                    Maximum Offering         Maximum
of Securities to be    Amount to be         Price          Aggregate Offering         Amount of
    registered        registered (1)    per Share (2)          Price (2)         Registration Fee (2)
-----------------------------------------------------------------------------------------------------
   Common Stock
 ($.01 par value)         200,000         $6.672              $1,334,375                $393.64
-----------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan (the "Plan").

(2) Determined pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on June 17, 1998.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference

         The following documents of the Company filed with the Securities and Exchange Commission are hereby incorporated by reference in this Prospectus:

                  (a) The Annual Report on Form 10-K for the year ended December 31, 1997;

                  (b) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

                  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 8, 1990, and any amendment or report updating such description filed subsequent to the date of such Registration Statement and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents.

Item 4.        Description of Securities

         Not applicable.

Item 5.        Interests of Named Experts and Counsel

         Not applicable.

Item 6.        Indemnification of Directors and Officers

         Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. The Bylaws of the Company provide that the Company shall indemnify its officers and directors under such circumstances and to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

         The Company has established a Self-Insurance Trust Agreement to assist in funding indemnification of its directors and officers to the extent permissible under Minnesota Law. The Company has contributed $300,000 plus interest to an irrevocable trust (the "Trust") to be invested by an independent trustee in government issued or insured obligations. The Trust funds may be used only for indemnification of the Company's officers or directors or, at the direction of the Company and with the consent of the beneficiaries under the Trust, to pay directors' and officers' liability insurance premiums. The rights of the beneficiaries under the Trust are contract rights enforceable against the Company and the trustee. In addition to the Trust, since November 1995 the Company has maintained a liability insurance policy for its directors and officers.

Item 7.        Interests of Named Experts and Counsel

         Not applicable.

Item 8.        Exhibits

Exhibit
Number         Description
------         -----------

  4            ATS Medical, Inc. 1998 Employee Stock Purchase Plan

  5            Opinion of Dorsey & Whitney LLP

 23.1          Consent of Ernst & Young LLP

 23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement)

  24           Power of Attorney

Item 9.        Undertakings

The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 23, 1998.

                                            ATS MEDICAL, INC.

                                            By  /s/ Manuel A. Villafana
                                               ---------------------------
                                               Manuel A. Villafana
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Name                              Title                      Date
          ----                              -----                      ----


  /s/ Manuel A. Villafana      Chief Executive Officer, Chairman   June 23, 1998
----------------------------   of the Board and Director
  Manuel A. Villafana          (Principal Executive Officer)


  *                            President, Chief Operating
----------------------------   Officer and Director
  Richard W. Kramp


  *                            Chief Financial Officer
----------------------------   (Principal Financial and Accounting
  John H. Jungbauer             Officer)


  *                            Director
----------------------------
  Charles F. Cuddihy, Jr.


  *                            Director
----------------------------
  David Boehnen


  *                            Director
----------------------------
  A. Jay Graf


*By: /s/ Manuel A. Villafana                                       June 23, 1998
----------------------------
     Manuel A. Villafana

                                  EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------

      4              ATS Medical, Inc. 1998 Employee Stock Purchase Plan

      5              Opinion of Dorsey & Whitney LLP

     23.1            Consent of Ernst & Young LLP

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement)

      24             Power of Attorney